UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Offering of the Notes

On November 20, 2024, Hyatt Hotels Corporation (the “Company”) issued and sold $150,000,000 of its 5.250% Senior Notes due 2029 (the “2029 Notes”) and $450,000,000 of its 5.375% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”) in a public offering (the “Offering”) pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-274272) (the “Registration Statement”). The 2029 Notes constitute a further issuance of the Company’s 5.250% senior notes due 2029, of which $450,000,000 aggregate principal amount was issued on June 17, 2024. The Company received net proceeds from the Offering of approximately $594.6 million, after deducting underwriters’ discounts and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds from the Offering to repay all of the 5.375% senior notes due 2025 at or prior to their maturity on April 23, 2025. The Company will use the remaining net proceeds for general corporate purposes the Company may deem necessary or advisable, and to pay fees and expenses related to the Offering.

Indenture

The Notes were issued pursuant to an indenture, dated August 30, 2023 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated June 17, 2024 (the “First Supplemental Indenture”), with respect to only the 2029 Notes, and a second supplemental indenture, dated November 20, 2024 (the “Second Supplemental Indenture” and, together with the Base Indenture and, with respect to only the 2029 Notes, the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee, setting forth the terms of the Notes.

The Base Indenture was included as Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (No. 333-274272), filed on August 30, 2023, and is incorporated herein by reference. The First Supplemental Indenture was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on June 17, 2024 and is incorporated herein by reference. The Second Supplemental Indenture and the forms of the 2029 Notes and the 2031 Notes are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The First Supplemental Indenture, the Second Supplemental Indenture and the forms of the Notes are also filed with reference to, and are hereby incorporated by reference in, the Registration Statement.

Terms of the Notes

Interest and Maturity. The 2029 Notes will bear interest at a rate of 5.250% per annum, which will be payable semi-annually on June 30 and December 30 of each year, beginning on December 30, 2024. The 2029 Notes will mature on June 30, 2029. The 2031 Notes will bear interest at a rate of 5.375% per annum, which will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2025. The 2031 Notes will mature on December 15, 2031.

Redemption. At any time prior to May 30, 2029, the Company may redeem some or all of the 2029 Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest plus a “make-whole” amount calculated at the applicable Treasury Rate, plus 15 basis points. At any time prior to October 15, 2031, the Company may redeem some or all of the 2031 Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest plus a “make-whole” amount calculated at the applicable Treasury Rate, plus 20 basis points.

Change of Control. In the event of a Change of Control Triggering Event (as defined in the Indenture), the holders of the Notes may require the Company to purchase for cash all or a portion of the holders’ Notes at a purchase price equal to 101% of the principal amount of the Notes purchased plus accrued and unpaid interest, if any.

Covenants. The Indenture does not limit the ability of the Company or its subsidiaries to issue or incur other debt or issue preferred stock. Subject to certain important exceptions, the Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to create liens on principal property, enter into sale and leaseback transactions with respect to principal property and enter into mergers or consolidations or transfer all or substantially all of the Company’s assets.

Ranking. The Notes rank equal in right of payment with all of the Company’s other existing and future unsecured unsubordinated indebtedness, senior in right of payment to all of the Company’s future subordinated indebtedness and effectively subordinated in right of payment to all of the Company’s existing and future secured obligations to the extent of the value of the assets securing such obligations. The Notes are not obligations of, nor are they guaranteed by, any of the Company’s subsidiaries. As a result, the Notes are structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the Company’s subsidiaries.

The descriptions of the Indenture and the Notes herein are summaries and are qualified in their entirety by the terms of the Indenture and the Notes.

Item 8.01.  Other Events.

Underwriting Agreement

The Notes were sold pursuant to an Underwriting Agreement, dated as of November 18, 2024 (the “Underwriting Agreement”), by and among the Company and Wells Fargo Securities, LLC, Goldman Sachs & Co LLC and Truist Securities, Inc., as representatives of the several underwriters named therein. The Underwriting Agreement sets forth the terms and conditions pursuant to which the Company agreed to sell the Notes to the underwriters and the underwriters agreed to purchase the Notes from the Company for resale to the public in the Offering.

The Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

Legal Opinion Letter

In connection with the Offering, a legal opinion letter of Latham & Watkins LLP regarding the validity of the Notes is attached as Exhibit 5.1 hereto. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated as of November 18, 2024, by and among the Company and Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Truist Securities, Inc., as representatives of the several underwriters named therein.

4.1	Second Supplemental Indenture, dated as of November 20, 2024, between the Company and Computershare Trust Company, N.A., as trustee.

4.2	Form of 5.250% Senior Note due 2029 (included in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 17, 2024).

4.3	Form of 5.375% Senior Note due 2031 (included in Exhibit 4.1).

5.1	Opinion of Latham & Watkins LLP, dated November 20, 2024.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: November 20, 2024	By:	/s/ Joan Bottarini
Name: Joan Bottarini
Title: Executive Vice President, Chief Financial Officer